UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) March 3, 2010

HUB GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Highland Parkway, Suite 100
Downers Grove, Illinois 60515
(Address, including zip code, of principal executive offices)

(630) 271-3600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 3, 2010, the Company entered into an amendment to its Credit Agreement with Harris Trust and Savings and Bank of Montreal, which reduced its maximum unsecured borrowing capacity under the Credit Agreement from $50 million to $10 million, assigned Harris' obligations under the Credit Agreement to its corporate parent Bank of Montreal and extended the term of the Credit Agreement another three years.  The Company believes that the $10 million in unsecured borrowing capacity more accurately reflects its borrowing needs in the coming years in light of the Company's lack of debt and significant cash balance.

The foregoing summary is qualified in its entirety by reference to the amendment to the Credit Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) A list of exhibits filed herewith is contained on the Exhibit
Index which immediately precedes such exhibits and is
incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                     HUB GROUP, INC.

DATE: March 5, 2010	/s/ Terri A. Pizzuto
By: Terri A. Pizzuto
Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.

10.1	Third Amendment to Credit Agreement, dated as of March 3, 2010, among Hub Group, Inc., Hub City Terminals, Inc., Harris N.A. and Bank of Montreal.